EXHIBIT 11

                                           HANGER ORTHOPEDIC GROUP, INC.
                                                     EXHIBIT 11
                                        COMPUTATION OF NET INCOME PER SHARE
                                          FOR THE YEARS ENDED DECEMBER 31,

                                                 1994              1995              1996
                                                 ----              ----              ----

Net income (loss)                              $(2,687,438)      $ 2,135,439       $   997,894

Less:
          Dividends declared                        19,882            21,799            23,815
                                               ------------      ------------      ------------
                  Total                        $(2,707,320)      $ 2,113,640       $   974,079
                                               ============      ============      ============

Income (loss) per share                               (.33)              .26               .11
                                               ============      ============      ============

Shares used to compute net income
 (loss) per share                                8,290,276         8,290,544         8,663,161
                                               ============      ============      ============